UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 28, 2006

Collegiate Funding Services, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50846	04-3649118
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10304 Spotsylvania Avenue, Suite 100, Fredericksburg, Virginia		22408
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(540) 374-1600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On February 28, 2006, Collegiate Funding Services, Inc. (the "Company") announced that the stockholders of the Company voted to adopt the Agreement and Plan of Merger, dated December 14, 2005, among JPMorgan Chase Bank, National Association, Cannon Acquisition Corporation and the Company (the "Merger Agreement") at a special meeting of the stockholders. The Merger Agreement was adopted by the affirmative vote of both (i) the holders of a majority of the Company’s outstanding common stock entitled to vote thereon and (ii) the holders of a majority of the shares of the Company’s outstanding common stock present in person or by proxy at the special meeting and voting thereon (or abstaining) other than shares beneficially owned by The Lightyear Fund, L.P. or Lightyear Co-Invest Partnership, L.P. or by the executive officers of the Company.

A copy of the press release issued by the Company on February 28, 2006 announcing the adoption of the Merger Agreement at the special meeting of the stockholders is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No. Exhibit Description
99.1 Press Release, dated February 28, 2006, of Collegiate Funding Services, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Collegiate Funding Services, Inc.

February 28, 2006	By:	/s/ Kevin A. Landgraver

Name: Kevin A. Landgraver
Title: Chief Financial Officer and Executive Vice President

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated February 28, 2006, of Collegiate Funding Services, Inc.